UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 19, 2013

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable.

(e) Fiscal Year 2013 Special Cash Incentive Program for Robert Charles Mahoney — On February 19, 2013, the Compensation Committee (“Committee”) of the Board of Directors of ON Semiconductor Corporation (“Corporation”) adopted a special cash incentive program for Robert Charles Mahoney, Executive Vice President, Sales and Marketing, for fiscal year 2013 (“Special Bonus Program”). Mr. Mahoney is identified as one of our “named executive officers” in the 2012 annual meeting of stockholders’ proxy statement for the Corporation. The Special Bonus Program was set up under the previously disclosed terms and conditions of the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (“Plan”). Besides the Plan, the Special Bonus Program will also be subject to additional terms and conditions of a special bonus award agreement (“Award Agreement”) to be entered into between Mr. Mahoney and the Corporation or its primary operating subsidiary, Semiconductor Components Industries, LLC. The amounts and payments to Mr. Mahoney of actual awards, if any, under the Special Bonus Program are in the discretion of the Committee.

Subject to the Plan and Award Agreement, Mr. Mahoney is eligible for a payout under the Special Bonus Program for each quarter of 2013 if the performance metric of consolidated total revenue of the Corporation exceeds a threshold dollar amount for such quarter, with linear interpolation applying after achievement of the threshold dollar amount through specific revenue goals at target and stretch. The maximum bonus that Mr. Mahoney could earn under this program is $125,000 per quarter at target and $187,500 per quarter at stretch. Amounts that are paid to Mr. Mahoney under the Corporation’s First Half 2013 Cash Bonus Program that we described in our Current Report on Form 8-K filed on February 12, 2013 will reduce the amounts payable to Mr. Mahoney under the Special Bonus Program. Mr. Mahoney will not be eligible for an equity grant in 2013.

(f) Not applicable.

Item 8.01. Other Events.

On February 20, 2013, the Board of Directors of the Corporation established Wednesday, May 15, 2013 as the date for the Corporation’s 2013 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 22, 2013	By:	/s/ George H. Cave
George H. Cave Senior Vice President, General Counsel, Chief Compliance &Ethics Officer and Secretary

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